CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

WINDSWEPT ENVIRONMENTAL GROUP, INC.
BAY SHORE, NEW YORK

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-61905, No. 333-22491 and No. 333-43305) and in
the Schedule 14C, originally filed with the Securities and Exchange Commission on March 13, 2000, of our report dated July 24, 2000, relating to the consolidated financial statements of Windswept Environmental Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2000.

/s/ Deloitte & Touche, LLP

Jericho, New York
August 14, 2000